Exhibit 1.2



                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

                       PUBLIC STEERS(R) TRUST CERTIFICATES

                                 TERMS AGREEMENT


                                                        February 18, 1999


To:      Merrill Lynch Depositor, Inc.
         World Financial Center
         North Tower
         New York, New York 10281
         Attention: Barry N. Finkelstein


Ladies and Gentlemen:

         We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), proposes to issue and sell or cause the Trust to sell its Public STEERS(R) Trust Certificates in the following amounts: (1) $9,887,000 stated amount of Class A Trust Certificates; and (2) the corresponding Class B Trust Certificates (collectively, the "Underwritten Securities").

         Subject to the terms and conditions set forth below and subject to the terms of the Purchase Agreement which are incorporated by reference herein, we offer to purchase the principal amount of Underwritten Securities at the purchase price set forth below.

         The Underwritten Securities shall have the following terms:

Title: Trust Certificates, Series 1998 HLT-1, offered in two classes (Class A Trust Certificates and Class B Trust Certificates)
Ratings: "Baa2" from Moody's; "BBB" from S&P
Aggregate principal amount:
         Class A Trust Certificates: $9,887,000 stated amount
         Corresponding Class B Trust Certificates
Denominations:  $1,000 and integral multiples thereof.
Currency of payment:  U.S. dollars

Interest rate or formula: Holders of Class A Trust Certificates will be entitled to payments of interest at 7.0% per annum through April 15, 2007.
     Holders of Class B Trust Certificates will be entitled to a distribution equal to .95% per annum multiplied by the principal amount of the Underlying Securities (the "Class B Payments").
Interest payment dates: April 15 and October 15, commencing April 15, 1999. Regular record dates: April 1 and October 1.
Stated maturity date: April 15, 2007.
Exchange of Trust Certificates: On each distribution date, Merrill Lynch & Co. or any of its affiliates, other than the Depositor, may, if it holds Class A Trust Certificates of a certain stated amount and Class B Trust Certificates of a corresponding amount thereof, tender such Trust Certificates to the Trustee on such distribution date, subject to certain conditions. Upon such tender, the Trustee will deliver Deposited Assets having a principal amount equal to the combined principal amounts of the Class A Trust Certificates and Class B Trust Certificates being tendered to such Trust Certificateholder.
Sinking fund requirements: none
Conversion provisions: none
Listing requirements: Class A Certificates to be listed on the New York Stock
     Exchange.
Black-out provisions: none
Fixed or Variable Price Offering: Variable Price Offering
Purchase price:
     Class A Trust Certificates:        98.527% of the stated amount, plus
                                        accrued interest at 7.0% compounded
                                        semiannually from October 15, 1998
                                        to the Closing Date
     Class B Trust Certificates:        $603,065.80
Form:  Book-entry Trust Certificates with The Depository Trust Company, except in certain limited circumstances
Closing date and location:  February 18, 1999; Shearman & Sterling,
     599 Lexington Avenue, New York, New York



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


Please accept this offer no later than 10 o'clock A.M. (New York City time) on February 18, 1999 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


                                    By: /s/ Barry N. Finkelstein
                                        ------------------------------------
                                        Authorized Signatory




Accepted:

MERRILL LYNCH DEPOSITOR, INC.


By /s/ Barry N. Finkelstein
   ------------------------------
    Name:   Barry N. Finkelstein
    Title:  President











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